EXHIBIT 8.1






                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 23, 1998

                                 BY AND BETWEEN

                           REGENCY REALTY CORPORATION

                                       AND

                              PACIFIC RETAIL TRUST


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.

Definitions..................................................................  2
   Section 1.1       Definitions.............................................  2

ARTICLE II.

The Merger...................................................................  6
   Section 2.1   The Merger..................................................  6
   Section 2.2   The Closing.................................................  6
   Section 2.3   Effective Time..............................................  7

ARTICLE III.

Representations and Warranties of East.......................................  7
   Section 3.1  Organization and Qualification...............................  7
   Section 3.2  Capitalization...............................................  8
   Section 3.3  Authority; Non-contravention; Approvals......................  9
   Section 3.4  Disclosure and Financial Statements.......................... 11
   Section 3.5  Absence of Certain Changes or Events......................... 11
   Section 3.6  Registration Statement and Proxy Statement and Prospectus.... 11
   Section 3.7  Taxes........................................................ 12
   Section 3.8  Absence of Undisclosed Liabilities........................... 14
   Section 3.9  Litigation................................................... 14
   Section 3.10 No Violation of Law.......................................... 14
   Section 3.11 East Properties.............................................. 15
   Section 3.12 Labor Matters................................................ 15
   Section 3.13 Employee Benefit Plans....................................... 16
   Section 3.14 Intellectual Property........................................ 16
   Section 3.15 East Material Contracts...................................... 16
   Section 3.16 Environmental Matters........................................ 16
   Section 3.17 Insurance.................................................... 17
   Section 3.18 Brokers and Finders.......................................... 17
   Section 3.19 Investment Company Act....................................... 17
   Section 3.20 HSR Act...................................................... 17
   Section 3.21 State Antitakeover Laws Not Applicable....................... 18
   Section 3.22 Required East Vote........................................... 18
   Section 3.23 Board Recommendation......................................... 18

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

   Section 3.24 Opinion Of Financial Advisor................................. 18
   Section 3.25 Disclosure................................................... 18
   Section 3.26 Definition of East's Knowledge............................... 18

ARTICLE IV.

Representations And Warranties Of West....................................... 19
   Section 4.1  Organization And Qualification............................... 19
   Section 4.2  Capitalization............................................... 19
   Section 4.3  Authority; Non-contravention; Approvals...................... 21
   Section 4.4  Disclosure And Financial Statements.......................... 22
   Section 4.5  Absence Of Certain Changes Or Events......................... 22
   Section 4.6  Registration Statement And Proxy Statement And Prospectus.... 23
   Section 4.7  Taxes........................................................ 23
   Section 4.8  Absence Of Undisclosed Liabilities........................... 25
   Section 4.9  Litigation................................................... 25
   Section 4.10 No Violation Of Law.......................................... 26
   Section 4.11 West Properties.............................................. 26
   Section 4.12 Labor Matters................................................ 27
   Section 4.13 Employee Benefit Plans....................................... 27
   Section 4.14 Intellectual Property........................................ 27
   Section 4.15 West Material Contracts...................................... 27
   Section 4.16 Environmental Matters........................................ 28
   Section 4.17 Insurance.................................................... 28
   Section 4.18 Brokers and Finders.......................................... 28
   Section 4.19 Investment Company Act....................................... 29
   Section 4.20 HSR Act...................................................... 29
   Section 4.21 State Antitakeover Laws Not Applicable....................... 29
   Section 4.22 Required West Vote........................................... 29
   Section 4.23 Board Recommendation......................................... 29
   Section 4.24 Opinion Of Financial Advisor................................. 29
   Section 4.25 Disclosure................................................... 30
   Section 4.26 Definition of West's Knowledge............................... 30

ARTICLE V.

Conduct Of Businesses Pending The Closing.................................... 30
   Section 5.1  Conduct Of Business By East.................................. 30
   Section 5.2  Conduct Of Business By West.................................. 33
   Section 5.3  Coordination of Dividends.................................... 35
   Section 5.4  No Solicitation.............................................. 35

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ARTICLE VI.

Additional Agreements........................................................ 37
   Section 6.1  Access To Information........................................ 38
   Section 6.2  Registration Statements And Proxy Statement And Prospectus... 38
   Section 6.3  Letters of Accountants....................................... 38
   Section 6.4  Legal Opinions............................................... 39
   Section 6.5  Shareholders Approval........................................ 39
   Section 6.6  Affiliate Agreements......................................... 39
   Section 6.7  Exchange..................................................... 39
   Section 6.8  Expenses..................................................... 40
   Section 6.9  Agreement to Cooperate....................................... 40
   Section 6.10 Coordination of Employee Benefit Plans....................... 40
   Section 6.11 West Nominees to East Board of Directors..................... 40
   Section 6.12 Public Statements............................................ 41
   Section 6.13 Corrections to the Proxy Statement and Prospectus
                and Registration Statement................................... 41
   Section 6.14 Updated Schedules............................................ 41
   Section 6.15 Standstill Agreements; Confidentiality Agreements............ 41
   Section 6.16 Indemnification.............................................. 41

ARTICLE VII.

Conditions................................................................... 42
   Section 7.1  Conditions To Each Party's Obligations For East/West Merger.. 42

ARTICLE VIII.

Termination, Amendment And Waiver............................................ 44
   Section 8.1  Termination.................................................. 44
   Section 8.2  Effect Of Termination........................................ 45
   Section 8.3  Payment Upon Certain Terminations............................ 45
   Section 8.4  Payment of Termination Amount................................ 46
   Section 8.5  Amendment and Waiver......................................... 47

ARTICLE IX.

General Provisions........................................................... 48
   Section 9.1  Nonsurvival Of Representations And Warranties................ 48
   Section 9.2  Notices...................................................... 48
   Section 9.3  Interpretation............................................... 49
   Section 9.4  Miscellaneous................................................ 49
   Section 9.5  Counterparts................................................. 50
   Section 9.6  Parties In Interest.......................................... 50

                                       iii
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   Section 9.7  Limitation Of Liability...................................... 50
   Section 9.8  No Presumption Against Drafter............................... 50

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of September 23, 1998 by and between Pacific Retail Trust, a Maryland real estate investment trust ("West"), and Regency Realty Corporation, a Florida corporation ("East").

         WHEREAS, the Board of Trustees of West and the Board of Directors of East have approved, and deem it advisable and in the best interests of their respective companies and shareholders to consummate, (a) a merger of West with and into East (the "East/West Merger" or the "Merger") and (b) a merger of Retail Property Partners Limited Partnership, a Delaware limited partnership ("West Operating Partnership"), with and into Regency Centers, L.P., a Delaware limited partnership ("East Operating Partnership") (the "Operating Partnership Merger") with East and East Operating Partnership as the respective successors to the merger upon the terms and subject to the conditions set forth in this Agreement, provided that the East/West Merger shall not be conditioned upon the simultaneous closing of the Operating Partnership Merger;

         WHEREAS, the Board of Trustees of West and Board of Directors of East believe that it would be in the best interests of their respective companies and shareholders for PRT Development Corporation, a Delaware corporation ("West Management Company"), to merge with and into Regency Realty Group, Inc., a Florida corporation ("East Management Company") (the "Management Company
Merger"), with East Management Company being the successor in the merger, provided that the simultaneous closing of the Management Company Merger shall not be a condition to the East/West Merger);

         WHEREAS, the East/West Merger and this Agreement and the matters contemplated hereby require approval by the affirmative vote of holders of the outstanding shares of West Voting Stock (as defined herein) that are entitled to cast a majority of the votes on the matter, and the affirmative vote of holders of a majority of the outstanding shares of common stock, $.01 par value per share, of East ("East Common Stock") entitled to vote thereon (the "West Shareholders Approval" and "East Shareholders Approval," respectively);

         WHEREAS, concurrently with the execution of this Agreement, Security Capital U.S. Realty and its wholly-owned subsidiary, Security Capital Holdings S.A. ("SCH" and collectively with Security Capital U.S. Realty, "Shareholder"), are entering into an agreement with East and West providing, among other things, that SCH will vote or cause to be voted at the shareholder meetings at which the East Shareholders Approval and West Shareholders Approval are solicited all of the shares of East Common Stock and West Common Stock beneficially owned by SCH at such time in favor of the Merger; and

         WHEREAS, for United States federal income tax purposes it is intended that, with respect to the East/West Merger and the Management Company Merger, such mergers shall each qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code, and it is further intended that the Operating Partnership Merger shall be a transaction governed by Section 721 of the Code.

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Articles of Merger" shall have the meaning set forth in Section 2.1.

         "Closing" and "Closing Date" shall have the respective meanings set forth in Section 2.2.

         "DGCL" shall have the meaning set forth in Section 2.3.

         "East  Affiliated  Group"  shall have the  meaning set forth in Section
3.7.

         "East  Alternative  Proposals"  shall  have the  meaning  set  forth in
Section 5.4(a).

         "East Benefit Plans" shall have the meaning set forth in Section 3.13.

         "East Board" shall mean the Board of Directors of East.

         "East Class B Common Stock" shall mean the non-voting Class B Common Stock of East.

         "East Common Stock" shall have the meaning set forth in the Recitals.

         "East Disclosure Schedule" shall mean the schedule of disclosures, delivered by East to West prior to the execution of this Agreement, setting forth those items the disclosure of which is necessary or appropriate in relation to any or all of East's representations and warranties herein.

         "East  Investor   Agreement"  shall  mean  that  certain   Stockholders
Agreement dated July 10, 1996, as amended, among East, The Regency Group, Inc. and Shareholder.

         "East Management Company" shall have the meaning set forth in the Recitals.

         "East Merging Entities" shall mean East, East Operating Partnership and East Management Company.

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

         "East Operating Partnership" shall have the meaning set forth in the Recitals.

         "East  Organizational  Documents"  shall have the  meaning set forth in
Section 3.1.

         "East Required Consents" shall have the meaning set forth in Section 3.3(b).

         "East Required Statutory Approvals" shall have the meaning set forth in
Section 3.3(c).

         "East SEC Documents" shall have the meaning set forth in Section 3.4.

         "East SEC  Financial  Statements"  shall have the  meaning set forth in
Section 3.4.

         "East Shareholders Approval" shall have the meaning set forth in the Recitals.

         "East Stock Options" shall mean options to purchase East Common Stock granted pursuant to East's Long-Term Omnibus Plan.

         "East Restricted Stock Plan" shall mean the restricted stock plan that is a part of East's Long-Term Omnibus Plan.

         "East   Subsidiaries"   shall  mean  the  entities   listed  as  East's
subsidiaries in the East Disclosure Schedule.

         "East/West Merger" shall have the meaning set forth in the Recitals.

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "Environmental Laws" shall mean the Resource Conservation and Recovery Act, as amended, and the Comprehensive Environmental Response Compensation and Liability Act, as amended, and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances as in effect on the date hereof that are equivalent or similar to such federal laws or that purport to regulate Hazardous Materials.

         "Exchange" shall mean the New York Stock Exchange.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "FBCA" shall have the meaning set forth in Section 2.3.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, polychlorinated biphenyls and, only to the extent it exists at levels which are considered hazardous to human health, radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "toxic substances," "toxic pollutants," "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Laws.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" shall mean all United States and foreign patents, patent applications, patent licenses, trade names, trademarks, trade names and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), trade secrets, inventions, processes, designs, know-how and formulae.

         "Liens" shall mean pledges, claims, liens, charges, encumbrances, and security interests of any kind or nature.

         "Maryland REIT Law" shall have the meaning set forth in Section 2.3.

         "Management Company Merger" shall have the meaning set forth in the Recitals.

         "Merger" shall have the meaning set forth in the Recitals.

         "Merger Consideration" shall have the meaning set forth in the Articles of Merger.

         "Operating Partnership Merger" shall have the meaning set forth in the Recitals.

         "Proxy Statement and Prospectus" shall mean the definitive joint proxy statement and prospectus to be filed with the SEC as a part of the Registration Statement.

         "Registration Statement" shall mean the registration statement on Form S-4 of East, of which the Proxy Statement and Prospectus will form a part, to be filed with the Commission in connection with the transactions contemplated hereby.

         "Representatives" shall have the meaning set forth in Section 6.1.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shareholder" shall have the meaning set forth in the recitals.

         "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable or imposed on or with respect to any such taxes, charges, fees, levies or other assessments.

         "Tax Returns" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

         "Termination Date" shall have the meaning set forth in Section 8.1.

         "West  Affiliated  Group"  shall have the  meaning set forth in Section
4.7.

         "West  Alternative  Proposals"  shall  have the  meaning  set  forth in
Section 5.4(b).

         "West Benefit Plans" shall have the meaning set forth in Section 4.13.

         "West Board" shall mean the Board of Trustees of West.

         "West Common Stock" shall mean the common shares of beneficial interest, $.01 par value per share, of West.

         "West Disclosure Schedule" shall mean the schedule of disclosures, delivered by West to East prior to the execution of this Agreement, setting forth those items the disclosure of which is necessary or appropriate in relation to any or all of West's representations and warranties herein.

         "West Financial Statements" shall have the meaning set forth in Section 4.4.

         "West Investor Agreement" shall mean that certain Investor Agreement dated as of October 20, 1995 between West and Security Capital Holdings S.A., as amended.

         "West Management Company" shall have the meaning set forth in the Recitals.

         "West Merging Entities" shall mean West, West Operating Partnership and West Management Company.

         "West Operating Partnership" shall have the meaning set forth in the Recitals.

         "West  Organizational  Documents"  shall have the  meaning set forth in
Section 4.1.

         "West Permitted Changes" shall have the meaning set forth in Section 5.29b).

         "West Pre-Termination Alternative Proposal Event" shall have the meaning set forth in Section 8.3(f).

         "West Properties" shall have the meaning set forth in Section 4.11.

         "West Required Consents" shall have the meaning set forth in Section 4.3(b).

         "West Required Statutory Approvals" shall have the meaning set forth in
Section 4.3(c).

         "West Series A Preferred Stock" shall mean the Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of West.

         "West Series B Preferred Stock" shall mean the Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, $.01 par value per share, of West.

         "West Shareholders Approval" shall have the meaning set forth in the Recitals.

         "West Stock Options" shall mean options to purchase West Common Stock, including dividend equivalent units, pursuant to West's 1996 Share Incentive Plan and West's 1996 Trustees Plan.

         "West   Subsidiaries"   shall  mean  the  entities   listed  as  West's
subsidiaries in the West Disclosure Schedule.

         "West Voting Stock" shall mean the outstanding shares of West Common Stock, West Series A Preferred Stock and West Series B Preferred Stock entitled to vote on the transaction contemplated hereby, voting together as a single class.


                                   ARTICLE II.
                                   THE MERGER

         Section 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, West and East shall each take all actions necessary to cause (a) West to be merged with and into East, which shall be the successor in such Merger, on the terms and conditions set forth in articles of merger substantially in the form of Exhibit A hereto (the "Articles of Merger"), (b) West Operating Partnership to be merged into East Operating Partnership, which shall be the successor in such Merger, on the terms and conditions set forth in the articles of merger substantially in the form of Exhibit B hereto, and (c) West Management Company to be merged into East Management Company, which shall be the successor in such Merger, on the terms and conditions set forth in the articles of merger substantially in the form of Exhibit C hereto.

         Section 2.2 THE CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the

East/West Merger (the "East/West Closing") will take place as soon as practicable after satisfaction or waiver of the conditions set forth in Section
7.1 (the "Closing Date") at 10:00 a.m., Jacksonville, Florida time at the offices of Foley & Lardner, 200 North Laura Street, Jacksonville, Florida, unless another date, time or place is agreed to in writing by the parties hereto. The Closing of the Management Company Merger and the Operating Partnership Merger will take place as soon as practical following satisfaction or waiver of the conditions set forth in their respective articles of merger.
The closing of the East/West Merger shall not be conditioned upon the simultaneous closing of either of the other mergers.

         Section 2.3 EFFECTIVE TIME. On the Closing Date, the parties hereto shall file the Articles of Merger for the East/West Merger executed in accordance with the relevant provisions of the Florida Business Corporations Act (the "FBCA") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law") and shall make all other filings or recordings required under the FBCA and the Maryland REIT Law. The East/West Merger shall become effective at such time as provided by applicable law or such other time as specified in the Articles of Merger (the time when the East/West Merger becomes effective being the "Effective Time").


                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF EAST

         East represents and warrants to West as follows:

         Section 3.1 ORGANIZATION AND QUALIFICATION. Each of East and the East Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each of East and the East Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. True, accurate and complete copies of each of (a) the Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of East, (b) the Second Amended and Restated Agreement of Limited Partnership of East Operating Partnership and (c) the Articles of Incorporation and Bylaws of East Management Company (collectively, the "East Organizational Documents"), as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to West.

         Section 3.2     CAPITALIZATION.

         (a) The authorized capital stock of East consists of 170,000,000 shares. As of the date of this Agreement, there are (i) 25,503,066 shares of East Common Stock and 2,500,000 shares of East Class B Common Stock issued and outstanding, (ii) no shares of East Common Stock or East Class B Common Stock held by any East Subsidiary; (iii) 890,095 shares of East Common Stock reserved for issuance upon exercise of authorized but unissued East Stock Options; (iv) 1,318,507 shares of East Common Stock issuable upon exercise of outstanding East Stock Options; (v) 59,000 shares of East Common Stock issued and outstanding (and included in the number stated in clause (i) above) subject to restrictions under the East Restricted Stock Plan; and (vi) 161,177 shares of East Common Stock reserved for issuance as employer matching contributions under East's 401(k) Savings Plan. As of the date of this Agreement, there are (i) 692,432 Original Limited Partnership and Class A Units of East Operating Partnership outstanding, (ii) 400,927 Class 2 Units of East Operating Partnership
outstanding, (iii) 25,503,066 Class B Units of East Operating Partnership outstanding and (iv) 1,600,000 8.125% Series A Cumulative Redeemable Preferred Units of East Operating Partnership outstanding. Except as set forth above or on the East Disclosure Schedule, no shares of capital stock or other equity securities of East or East Operating Partnership are issued, reserved for issuance, or outstanding. All of the issued and outstanding securities of East and East Operating Partnership are, and all equity securities of East and East Operating Partnership issued pursuant to this Agreement will be when so issued, duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights. All shares of East Common Stock issuable pursuant to this Agreement will be, when so issued, registered under the Securities Act for such issuance and registered under the Exchange Act, registered or exempt from registration under any applicable state securities laws for such issuance, and listed on the Exchange, subject to official notice of issuance.

         (b) Except as set forth in Section 3.2(a), as contemplated by this Agreement, or as set forth in the East Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating East or East Operating Partnership to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests or obligating East or East Operating Partnership to grant, extend or enter into any such agreement or commitment; provided, however, that the foregoing shall not apply to the amendment by East of any incentive plan providing for grants of options or restricted shares to directors and employees nor to any grant of options or restricted shares thereunder. Except for the East Investor Agreement or as contemplated by this Agreement or as set forth in the East Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which East or East Operating Partnership is a party or by which East or East Operating Partnership is bound with respect to the voting of any of its respective voting securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of East or East Operating Partnership having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of East or limited partners of East Operating Partnership may vote. Other than East Stock Options or as set forth in the East Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of East or any East Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of East or any East Subsidiary. Except as set forth in the East Disclosure Schedule, there are no agreements or arrangements pursuant to which East is or could be required to register shares of East Common Stock or other securities under the Securities Act, on behalf of any person other than Shareholder.

         (c) All of the outstanding shares of capital stock of the East Subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in the East Disclosure Schedule, are owned by East free and clear of all Liens. Except for shares of East Subsidiaries, East does not own, directly or indirectly, any capital stock or other equity or ownership interest in any entities. East owns good and marketable title to the stock of each East Subsidiary owned by it and each East Subsidiary owns good and marketable title to the securities of each other East Subsidiary owned by it, in each case free and clear of all Liens.

         (d) Except as contemplated by this Agreement or as set forth in the East Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating East or the East Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of any East Subsidiary or obligating East or any East Subsidiary to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which East or any East Subsidiary is a party or is bound with respect to the voting of any shares of the East Subsidiaries.

         Section 3.3     AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) East has full power, corporate or otherwise, and authority to enter into this Agreement and, subject to the East Shareholders Approval and East Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by East and the consummation by the East Merging Entities of the transactions contemplated hereby have been duly authorized by the East Board and the Board of Directors of East Management Company and no other proceedings on the part of the East Merging Entities are necessary to authorize the execution and delivery of this Agreement by East and the consummation by the East Merging Entities of the transactions contemplated hereby, except for obtaining of the East Shareholders Approval and East Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by East, and, assuming the due authorization, execution and delivery hereof by West, constitutes a valid and binding agreement of East enforceable against East in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles.

         (b) The execution and delivery of this Agreement by East do not, and the consummation by the East Merging Entities of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the acceleration of any obligations under or the performance required by, or result in a right of termination or acceleration or any "put" right under, or result in the creation of any Lien upon any of the properties or assets of the East Merging Entities under any of the terms, conditions or provisions of, (i) subject to obtaining the East Shareholders Approval and the consent of the holder of East's Class B Common Stock, the East Organizational Documents, (ii) subject to obtaining the East Shareholders Approval and East Required Statutory Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to East or any East Subsidiary or any of their respective properties, or (iii) subject to obtaining any consent or waiver set forth in the East Disclosure Schedule (the "East Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which East or any East Subsidiary is now a party or by which East or any East Subsidiary may be bound, excluding from the foregoing clauses (ii) and (iii) such violations, conflicts, breaches, defaults, terminations, accelerations, put rights, or creations of Liens that would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of the East Merging Entities to consummate the transactions contemplated by this Agreement.

         (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Registration Statement, including the Proxy Statement and Prospectus, with the SEC pursuant to the Securities Act and the Exchange Act, and the declaration of the effectiveness thereof by the SEC and any filings that may be required with various state blue sky authorities, (iii) the filing of the Articles of Merger with, and the acceptance thereof for recording by, the appropriate state authorities and (iv) any required filings with or approvals from applicable federal or state environmental authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "East Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by East or the consummation by the East Merging Entities of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of the East Merging Entities to consummate the transactions contemplated by this Agreement.

         Section 3.4 DISCLOSURE AND FINANCIAL STATEMENTS. East has filed all required reports, schedules, forms, registration statements and other documents with the SEC since October 29, 1993 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "East SEC Documents"). As of their respective dates, the East SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the East SEC Documents, and none of the East SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of East included in the East SEC Documents (the "East SEC
Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of East and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         Section 3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997 through the date hereof, except as set forth in the East Disclosure
Schedule or disclosed in any East SEC Documents there has not been (a) any material adverse change or any event which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole; provided, however, that a material adverse change shall not include any (i) changes, effects, conditions, events or circumstances that affect the real estate industry generally (including tax, legal and regulatory changes) and do not affect East and the East Subsidiaries, taken as a whole, in a materially more adverse manner than the real estate industry generally or (ii) changes arising from the consummation of the Merger or the announcement of the execution of this Agreement; or (b) any event which, if it had taken place after the date hereof, would not have been permitted by Section 5.1 without the prior consent of West.

         Section 3.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by East for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of the shareholders of East and West to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by East with respect to information supplied by West for inclusion or incorporation therein. The Registration Statement and Proxy Statement and Prospectus will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder.

         Section 3.7     TAXES.  Except as set forth in the East Disclosure
Schedule:

         (a) Each of East and the East Subsidiaries has timely filed, or shall timely file, with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (an "East Affiliated Group")) for all periods ending on or prior to the Closing Date, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is complete and correct in all material respects. All Taxes shown on a Tax Return as owed by East or the East Subsidiaries have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of East or the East Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes for such period examined or (ii), by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any other period not so examined. All Taxes which East or the East Subsidiaries are required by law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no Liens for Taxes upon the assets of East or the East Subsidiaries except for statutory Liens for Taxes not yet due.

         (b) None of East, the East Subsidiaries or the East Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. The Tax Returns of East, the East Subsidiaries and the East Affiliated Group are not being and have not been examined or audited by any taxing authority for any past year or periods. None of East, the East Subsidiaries or the East Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the knowledge of East, threatened against it, including claims by any taxing authority in a jurisdiction where East and the East Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

         (c) Each of East and the East Subsidiaries has properly accrued on its respective financial statements all Taxes due for which East or the East Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of an East Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). East and the East Subsidiaries have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

         (d) Neither East nor the East Subsidiaries (i) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (ii) is a party to any Tax allocation or sharing agreement.

         (e) The East Affiliated Group of which East and any East Subsidiary is or was a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which East and any such East Subsidiary was a member of the group. All such Tax Returns were complete and correct in all material respects and all Taxes owed by the East Affiliated Group, whether or not shown on any Tax Return, have been paid for each taxable period during which East and any East Subsidiary was a member of the group.

         (f) East does not have any liability for the Taxes of any person other than East and the East Subsidiaries and the East Subsidiaries do not have any liability for the Taxes of any person other than East and the East Subsidiaries
(A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

         (g) Neither East nor the East Subsidiaries has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. East and the East Subsidiaries have disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under Section 6662 of the Code.

         (h) For all taxable years commencing with the taxable year ended December 31, 1993 through the taxable year ended December 31, 1997, East has been organized in conformity with the qualifications as a REIT (within the meaning of the Code) and has satisfied all requirements to qualify as a REIT for such years. East has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1998, and has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to East's knowledge, threatened. Each East Subsidiary that is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as (i) a partnership, (ii) a qualified REIT subsidiary under the Code or (iii) an entity that may be disregarded as an entity separate from its owner under Treasury Regulation [Section] 301.7701-3. Each East Subsidiary that is both (i) a corporation for federal income tax purposes and (ii) with respect to which all of the outstanding capital stock is owned solely by East (or solely by an East

Subsidiary that is a corporation wholly owned by East) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

         Section 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither East nor any East Subsidiary had, at December 31, 1997, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses consistent with past practices) except (a) liabilities, obligations or contingencies which are accrued or reserved against in the East SEC Financial Statements or reflected in the notes thereto, (b) as incurred in connection with the transactions contemplated by this Agreement, and (c) any liabilities, obligations or contingencies which (i) would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement or (ii) have been discharged or paid in full prior to the date hereof.

         Section 3.9 LITIGATION. Except as disclosed in the East SEC Documents or the East Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to East's knowledge, threatened, against, relating to or affecting East or any East Subsidiary or any of their respective properties or assets before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have, alone or in the aggregate with all such claims, actions or proceedings, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or to prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Neither East nor any East Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

         Section 3.10 NO VIOLATION OF LAW. Neither East nor any East Subsidiary is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement. No investigation or review of East or any East Subsidiary by any governmental or regulatory body or authority is pending or, to the knowledge of East, threatened, nor has any governmental or regulatory body or authority indicated to East or any East Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement. Each of East and the East Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by East or any East Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

         Section 3.11 EAST PROPERTIES. Except as disclosed in the East SEC Documents or the East Disclosure Schedule, each of East and the East Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the East SEC Documents as being owned by East or one of the East Subsidiaries or acquired after the date thereof which are, alone or in the aggregate, material to East's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory Liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations presently conducted at such properties, and (B) all real property mortgages and deeds of trust, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the East SEC Documents or acquired after the date thereof which are, alone or in the aggregate, material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to East's knowledge, the lessor.

         Section 3.12 LABOR MATTERS. Neither East nor any East Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is East or any East Subsidiary the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving East or any East Subsidiary pending, or, to East's knowledge, threatened, any of which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of, East to consummate the transactions contemplated by this Agreement.

         Section 3.13 EMPLOYEE BENEFIT PLANS. Each employee benefit plan maintained by East or any East Subsidiary that provides retirement, pension, health care, long-term disability income, workers compensation, life insurance and any other postretirement benefits that, as of the date hereof, covers any director, officer or employee of East or the East Subsidiaries (collectively, the "East Benefit Plans") complies and has been administered in form and in operation in all material respects with all requirements of law to the extent applicable and no notice has been issued by any governmental authority questioning or challenging such compliance. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute an event under any East Benefit Plan that may result in any payment by East or any East Subsidiary, any restriction or limitation upon the assets of any East Benefit Plan, any acceleration of payment or vesting, increase in benefits or compensation, or forgiveness of any loan from or other commitment to East or any East Subsidiary.

         Section 3.14 INTELLECTUAL PROPERTY. East and the East Subsidiaries own, free of Liens, or have a valid license to use, all of the Intellectual Property used in the conduct of the businesses of East and the East Subsidiaries. None of such Intellectual Property has been or is the subject of any pending, or to the knowledge of East, threatened adverse claim, litigation or claim of infringement based on the use thereof by East or any East Subsidiary or a third party.
Neither East nor any East Subsidiary has received any notice contesting East's or the East Subsidiaries' right to use any of such Intellectual Property and, to the knowledge of East, neither East nor any East Subsidiary has infringed upon or misappropriated any intellectual property rights of third parties. The consummation of the Merger will not result in the loss of any rights by East or any East Subsidiaries of any of its or their rights in such Intellectual Property.

         Section 3.15 EAST MATERIAL CONTRACTS. Except as disclosed in the East SEC Documents filed prior to the date hereof, neither East nor any East
Subsidiary: is a party to or bound by (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (b) any non-competition agreement or any other agreement or obligation that purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of East or the East Subsidiaries would be conducted.

         Section 3.16 ENVIRONMENTAL MATTERS. Except as set forth in the East Disclosure Schedule and the East SEC Documents, East has no knowledge of (a) any violation of Environmental Laws relating to any property of East or any East Subsidiary, (b) the release or potential release of Hazardous Materials on or from any such property, (c) underground storage tanks located on any property, or (d) asbestos in or on any such property which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Except as set forth in the East Disclosure Schedule, neither East nor any East Subsidiary, nor to East's knowledge, any tenant of such property, has manufactured, introduced, released or discharged from or onto any such property any Hazardous Materials or any toxic wastes, substances or materials (including asbestos) in violation of any Environmental Laws, and neither East nor any East Subsidiary, nor to East's knowledge, any tenant of such property, has used any such property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement.

         Section 3.17 INSURANCE. East or the East Subsidiaries maintain insurance coverage for East and the East Subsidiaries and their respective properties and assets of the types and in amounts typical of similar companies engaged in the respective businesses in which East and the East Subsidiaries are engaged. All such insurance policies (a) are in full force and effect, and with respect to all policies neither of East nor any East Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which East or the East Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through their respective policy periods, except, in the case of either clause (a) or (b), in such manner as would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of the East Merging Entities to consummate the transactions contemplated by this Agreement. Neither East nor any East Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for, insurance covering, either East or any East Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice.

         Section 3.18 BROKERS AND FINDERS. East has not employed any broker, finder, other intermediary, or financial advisor in connection with the transactions contemplated by this Agreement which would be entitled to any brokerage, finder's or similar fee or commission, or financial advisory fee, in connection with this Agreement or the transactions contemplated hereby, other than Prudential Securities Incorporated, the fees and expenses of which will be paid by East.

         Section 3.19 INVESTMENT COMPANY ACT. Neither East nor any of the East Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         Section 3.20 HSR ACTI. For purposes of determining compliance with the HSR Act, East confirms that except for the business of East Management Company, the conduct of its businesses consists solely of investing in, owning, operating and developing real estate for the benefit of its shareholders.

         Section 3.21 STATE  ANTITAKEOVER LAWS NOT APPLICABLE.  Neither Sections
607.0901 or 607.0902 of the FBCA applies to this Agreement or the Merger or the other transactions contemplated hereby. Other than Sections 607.0901 or 607.0902 of the FBCA, no state takeover statute or similar statute or regulation of the State of Florida (and, to the knowledge of East, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Merger or other transactions contemplated hereby.

         Section 3.22 REQUIRED EAST VOTE. The East Shareholders Approval, being the affirmative vote of a majority of the outstanding shares of East Common Stock entitled to vote, is the only vote of the holders of any class or series of the securities of the East Merging Entities necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

         Section 3.23 BOARD RECOMMENDATION. The East Board, at a meeting duly called and held, has by a unanimous vote of those directors present and participating (who constituted 69% of the directors then in office, with two directors absent and the two Shareholder representatives abstaining), including the unanimous vote of the "Independent Directors" (as defined in East's Bylaws),
(i) determined and declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of East and the shareholders of East, and (ii) resolved to recommend that the holders of East Common Stock approve this Agreement and the transactions contemplated herein, including the Merger.

         Section 3.24 OPINION OF FINANCIAL ADVISOR. A special committee of the East Board composed exclusively of "Independent Directors" (as defined in East's Bylaws) has received the opinion of Prudential Securities Incorporated, dated the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of East Common Stock other than the Shareholder.

         Section 3.25 DISCLOSURE. No representation or warranty contained in this Article III, as qualified by the East Disclosure Schedule, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by East to West pursuant to this Agreement or in connection with the Merger contains any untrue statement of a material fact, or, to the knowledge of East, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 3.26 DEFINITION OF EAST'S KNOWLEDGE. All references in this Agreement to "East's knowledge" or words of similar import shall refer only to the actual knowledge of those persons identified in the East Disclosure Schedule and shall not be construed to refer to the knowledge of any other officer, agent or employee of East or any affiliate thereof. There shall be no personal liability on the part of any of the persons identified in the East Disclosure Schedule arising out of any representations or warranties made herein. Without limiting the foregoing, in no event shall the knowledge of Shareholder or any of its agents, officers or employees be attributed to East.


                                   ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF WEST

         West represents and warrants to East as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION. Each of West and the West Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power, corporate or otherwise, and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and as it is proposed by it to be conducted. Each of West and the West Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would, alone or in the aggregate, not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. True, accurate and complete copies of each of
(a) the Second Amended and Restated Declaration of Trust of West, as amended and supplemented (the "Declaration of Trust"), and Amended and Restated Bylaws of West, (b) the Agreement of Limited Partnership of West Operating Partnership and
(c) the Articles of Incorporation and Bylaws of West Management Company (collectively, the "West Organizational Documents") as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to East.

         Section 4.2      CAPITALIZATION.

         (a) The authorized capital of West consists of 150,000,000 shares of beneficial interest. As of the date of this Agreement, except as set forth in the West Disclosure Schedule, there are (i) 64,060,619 shares of West Common Stock, 1,130,276 shares of West Series A Preferred Stock, and 2,000,000 shares of West Series B Preferred Stock issued and outstanding, (ii) no shares of West Common Stock, West Series A Preferred Stock, or West Series B Preferred Stock that have been acquired by West or by any West Subsidiary; (iii) 2,821,308 shares of West Common Stock reserved for issuance upon exercise of authorized but unissued West Stock Options; (iv) 2,428,692 shares of West Common Stock issuable upon exercise of outstanding West Stock Options and (v) 8,055 shares of West Common Stock reserved for issuance under West's Deferred Plan for Trustees. As of the date of this Agreement there are 1,640,849 units of limited partnership interest in the West Operating Partnership outstanding. The authorized capital of West Management Company is 100,000 shares of voting common stock, par value $0.01 per share, and 1,900,000 shares of non-voting common stock, par value

$0.01 per share. As of the date of this Agreement, there are 33,892 shares of voting common stock and 643,958 shares of non-voting common stock of West Management Company outstanding. Except as set forth above or in the West Disclosure Schedule, no shares of capital stock or other equity securities of the West Merging Entities are issued, reserved for issuance, or outstanding. All of the issued and outstanding securities of the West Merging Entities are duly authorized, validly issued, fully paid, and, except as set forth on the West Disclosure Schedule, nonassessable and free of preemptive rights.

         (b) Except as set forth in Section 4.2(a), or as contemplated by this Agreement, or as set forth in the West Disclosure Schedule, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating a West Merging Entity to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests or obligating a West Merging Entity to grant, extend or enter into any such agreement or commitment. Except for the West Investor Agreement or as contemplated by this Agreement or as set forth in the West Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings to which a West Merging Entity is a party or by which a West Merging Entity is bound with respect to the voting securities of a West Merging Entity. Except for the West Voting Stock and as set forth in the West Disclosure Schedule, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of a West Merging Entity having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders or limited partners, as applicable, of a West Merging Entity may vote. Other than the West Stock Options, except as set forth in the West Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of West or any West Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of or measured or determined based on the value or market price of any shares of capital stock of West or any West Subsidiary. Except as set forth in the West Disclosure Schedule, there are no agreements or arrangements pursuant to which West is or could be required to register shares of West Common Stock or other securities under the Securities Act on behalf of any person.

         (c) All of the outstanding shares of capital stock of the West Subsidiaries have been validly issued and are fully paid and nonassessable, and are owned, except as set forth in the West Disclosure Schedule, by West free and clear of all Liens. Except for shares of the West Subsidiaries or as set forth in the West Disclosure Schedule, West does not own, directly or indirectly, any capital stock or other equity or ownership interest in any entities. West owns good and marketable title to the stock of each of the West Subsidiaries owned by it and each West Subsidiary owns good and marketable title to the securities of each other West Subsidiary owned by it, in each case free and clear of all Liens.

         (d) Except as set forth in the West Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating West or the West Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the West Subsidiaries or obligating West or the West Subsidiaries to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which West or the West Subsidiaries is a party or is bound with respect to the voting of any shares of the West Subsidiaries.

         Section 4.3      AUTHORITY; NON-CONTRAVENTION; APPROVALS.

         (a) West has full power, trust or otherwise, and authority to enter into this Agreement and, subject to the West Shareholders Approval and West Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by West and the consummation by the West Merging Entities of the transactions contemplated hereby have been duly authorized by the West Board and the Board of Directors of West Management Company and no other proceedings on the part of the West Merging Entities are necessary to authorize the execution and delivery of this Agreement by West and the consummation by the West Merging Entities of the transactions contemplated hereby, except for the obtaining of the West Shareholders Approval and the West Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by West, and, assuming the due authorization, execution and delivery hereof by East, constitutes a valid and binding agreement of West enforceable against West in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles.

         (b) The execution and delivery of this Agreement by West do not, and the consummation by the West Merging Entities of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the acceleration of any obligations under or the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of West under any of the terms, conditions or provisions of, (i) subject to obtaining the West Shareholders Approval, the West Organizational Documents, (ii) subject to obtaining the West Required Statutory Approvals and West Shareholders Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to West or any West Subsidiary or any of their respective properties or (iii) subject to obtaining any consent or waiver set forth in the West Disclosure Schedule (the"West Required Consents"), any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which West or any West Subsidiary is now a party or by which West or any West Subsidiary may be bound, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations, put rights, or creations of Liens that would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of the West Merging Entities to consummate the transactions contemplated by this Agreement.

         (c) Except for (i) any filings by the parties hereto that may be required by the HSR Act, (ii) the filing of the Articles of Merger with, and the acceptance thereof for recording by, the appropriate state authorities, and
(iii) any required filings with or approvals from applicable federal or state environmental authorities (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "West Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by West or the consummation by the West Merging Entities of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of the West Merging Entities to consummate the transactions contemplated by this Agreement.

         Section 4.4 DISCLOSURE AND FINANCIAL STATEMENTS. The consolidated financial statements of West for the period from April 27, 1995 to December 31, 1995 and the two years ended December 31, 1997 and for the six months ended June 30, 1998 (the "West Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of West and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year- end audit adjustments).

         Section 4.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997 through the date hereof, and except as set forth in the West Disclosure Schedule, there has not been (a) any material adverse change or any event which would reasonably be expected to result in a material adverse change, individually or in the aggregate, in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole, provided, however, that a material adverse change shall not include any (i) changes, effects, conditions, events or circumstances that affect the real estate industry generally (including tax, legal and regulatory changes) and do not affect West and the West Subsidiaries, taken as a whole, in a materially more adverse manner than the real estate industry generally or (ii) changes arising from the consummation of the Merger or the announcement of the execution of this Agreement; or (b) any event which, if it had taken place after the date hereof, would not have been permitted by Section 5.2 without the prior consent of East.

         Section 4.6 REGISTRATION STATEMENT AND PROXY STATEMENT AND PROSPECTUS. None of the information supplied or to be supplied by West for inclusion or incorporation by reference in (a) the Registration Statement or (b) the Proxy Statement and Prospectus will, in the case of the Proxy Statement and Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and Prospectus and any amendments thereof or supplements thereto, and at the time of the meetings of the shareholders of East and West to be held in connection with the transactions contemplated by this Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by West with respect to information supplied by East for inclusion or incorporation therein. The Proxy Statement (insofar as it relates to the solicitation of proxies by West) will comply as to form in all material respects with all applicable laws, including the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         Section 4.7      TAXES. Except as set forth in the West Disclosure
Schedule:

         (a) Each of West and the West Subsidiaries has timely filed, or shall timely file, with the appropriate governmental authorities all Tax Returns required to be filed by it (either separately or as a member of any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law (a "West Affiliated Group")) for all periods ending on or prior to the Closing, except to the extent of any Tax Returns for which an extension of time for filing has been properly filed. Each such return and filing is complete and correct in all material respects. All Taxes shown on a Tax Return as owed by West or the West Subsidiaries have been paid. No material issues have been raised in any examination by any taxing authority with respect to the businesses and operations of West or the West Subsidiaries which (i) reasonably could be expected to result in an adjustment to the liability for Taxes such period examined, or (ii) by application of similar principles, reasonably could be expected to result in an adjustment to the liability for Taxes for any period not so examined. All Taxes which West or any West Subsidiary is required by law to withhold or collect, including Taxes required to have been withheld in connection with amount paid or owing to any employee, independent contractor, creditor, stockholder, or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities or are held in separate bank accounts for such purpose. There are no Liens for Taxes upon the Assets of West or the West Subsidiaries except for statutory Liens for Taxes not yet due.

         (b) None of West, the West Subsidiaries or the West Affiliated Group has filed for an extension of a statute of limitations with respect to any Tax and no governmental authorities have requested an extension of the statute of limitations with respect to any Tax. The Tax Returns of West, the West Subsidiaries and the West Affiliated Group are not being and have not been examined or audited by any taxing authority for any past year or periods. None of

West, the West Subsidiaries or the West Affiliated Group is a party to any pending action or any formal or informal proceeding by any taxing authority for a deficiency, assessment or collection of Taxes, and no claim for any deficiency, assessment or collection of Taxes has been asserted, or, to the knowledge of West, threatened against it, including claims by any taxing authority in a jurisdiction where West and the West Subsidiaries do not file tax returns that any of them is or may be subject to taxation in that jurisdiction.

         (c) Each of West and the West Subsidiaries has properly accrued on its respective financial statements all Taxes due for which West or the West Subsidiaries may be liable, whether or not shown on any Tax Return as being due (including by reason of being a member of a West Affiliated Group or as a transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity). West and the West Subsidiaries have established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable.

         (d) Neither West nor the West Subsidiaries (i) has filed a consent under Section 341(f) of the Code concerning collapsible corporations, or (ii) is a party to any Tax allocation or sharing agreement.

         (e) The West Affiliated Group of which West and any West Subsidiary is or was a member has duly and timely filed all Tax Returns that it was required to file for each taxable period during which West and any such West Subsidiary was a member of the group. All such Tax Returns were complete and correct in all material respects and all Taxes owed by the West Affiliated Group, whether or not shown on any Tax Return, have been paid for each taxable period during which West and any West Subsidiary was a member of the group.

         (f) Except as set forth in the West Disclosure Schedule, West does not have any liability for the Taxes of any person other than West and the West Subsidiaries and the West Subsidiaries do not have any liability for the Taxes of any person other than West and the West Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

         (g) Neither West nor the West Subsidiaries has made any payments, is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code. West and the West Subsidiaries have disclosed to the IRS all positions taken on its federal income tax returns which could give rise to a substantial understatement of tax under Section 6662 of the Code.

         (h) For all taxable years commencing with the taxable year ended December 31, 1995 through the taxable year ended December 31, 1997, West has been organized in conformity with the qualifications as a REIT (within the meaning of the Code) and has satisfied all requirements to qualify as a REIT for such years. West has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax period ending on the Closing Date, and has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to West's knowledge, threatened. Each West Subsidiary that is a partnership, joint venture or limited liability company has been treated during and since its formation and continues to be treated for federal income tax purposes as (i) a partnership, (ii) a qualified REIT subsidiary under the Code or (iii) an entity that may be disregarded as an entity separate from its owner under Treasury Regulation [Section] 301.7701-3. Each West Subsidiary that is both (i) a corporation for federal income tax purposes and (ii) with respect to which all of the outstanding capital stock is owned solely by West (or solely by a West Subsidiary that is a corporation wholly owned by West) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code.

         Section 4.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither West nor any West Subsidiary had, at December 31, 1997, and neither has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature (other than ordinary and recurring operating expenses consistent with past practices), except (a) liabilities, obligations or contingencies which are accrued or reserved against in the West Financial Statements or reflected in the notes thereto, (b) as incurred in connection with the transactions contemplated by this Agreement, and (c) for any liabilities, obligations or contingencies which (i) would not be, alone or in the aggregate, reasonably expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement, or (ii) have been discharged or paid in full prior to the date hereof.

         Section 4.9 LITIGATION. Except as disclosed in the West Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to West's knowledge, threatened, against, relating to or affecting West or any West Subsidiary or any of their respective properties or assets before or by any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would reasonably be expected to have, alone or in the aggregate with all such claims, actions or proceedings, a material adverse effect on the business, operations, properties, assets, condition (financial or other) results of operations or prospects of West or the West Subsidiaries, taken as a whole, or to prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Neither West nor any West Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

         Section 4.10 NO VIOLATION OF LAW. Neither West nor any West Subsidiary is in violation of or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. No investigation or review of West or any West Subsidiary by any governmental or regulatory body or authority is pending or, to the knowledge of West, threatened, nor has any governmental or regulatory body or authority indicated to West or any West Subsidiary an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement. Each of West and the West Subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted and as proposed by West or any West Subsidiary to be conducted, except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

         Section 4.11 WEST PROPERTIES. Except as disclosed in the West Disclosure Schedule, each of West and the West Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the West Financial Statements as being owned by West or one of the West Subsidiaries or acquired after the date thereof ("West Properties") which are, alone or in the aggregate, material to West's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of
(A) all Liens except (1) statutory Liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair the business operations presently conducted at such properties, and (B) all real property mortgages and deeds of trust, and (ii) is the lessee of all leasehold estates reflected in the latest audited West Financial Statements or acquired after the date thereof which are, alone or in the aggregate, material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to West's knowledge, the lessor.

         Section 4.12 LABOR MATTERS. Neither West nor any West Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is West or any West Subsidiary the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving West or any West Subsidiary pending, or, to West's knowledge, threatened, any of which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of West and the West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

         Section 4.13 EMPLOYEE BENEFIT PLANS. Each employee benefit plan maintained by West or any West Subsidiary that provides retirement, pension, health care, long-term disability income, workers compensation, life insurance and any other postretirement benefits that, as of the date hereof, covers any director, trustee, officer or employee of West or the West Subsidiaries (collectively, "West Benefit Plans") complies and has been administered in form and in operation in all material respects with all applicable requirements of law and no notice has been issued by any governmental authority questioning or challenging such compliance. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute an event under any West Benefit Plan that may result in any payment by West or any West Subsidiary, any restriction or limitation upon the assets of any West Benefit Plan, any acceleration of payment or vesting, increase in benefits or compensation, or forgiveness of any loan or other commitment to West or any West Subsidiary.

         Section 4.14 INTELLECTUAL PROPERTY. West and the West Subsidiaries own, free of Liens, or have a valid license to use, all of the Intellectual Property used in the conduct of the businesses of West and the West Subsidiaries. None of such Intellectual Property has been or is the subject of any pending, or to the knowledge of West, threatened adverse claim, litigation or claim of infringement based on the use thereof by West or any West Subsidiary or a third party.
Neither West nor any West Subsidiary has received any notice contesting West's or the West Subsidiaries' right to use any of such Intellectual Property, and, to the knowledge of West, neither West nor any West Subsidiary has infringed upon or misappropriated any intellectual property rights of third parties. The consummation of the Merger will not result in the loss by West or any West Subsidiaries of any of its or their rights in such Intellectual Property.

         Section 4.15 WEST MATERIAL CONTRACTS. Except as disclosed in the West Disclosure Schedule, neither West nor any West Subsidiary is a party to or bound by (a) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (b) any non-competition agreement or any other agreement or obligation that purports to limit in any respect the manner in which, or the localities in which, all or any substantial portion of the business of West or the West Subsidiaries would be conducted.

         Section 4.16 ENVIRONMENTAL MATTERS. Except as set forth in the West Disclosure Schedule, West has no knowledge of (a) any violation of Environmental Laws relating to any property of West or any West Subsidiary, (b) the release or potential release of Hazardous Materials on or from any such property, (c) underground storage tanks located on any property, or (d) asbestos in or on any such property which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of East and the East Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of East to consummate the transactions contemplated by this Agreement. Except as set forth in West Disclosure Schedule, neither West nor any West Subsidiary, nor to West's knowledge, any tenant of such property, has manufactured, introduced, released or discharged from or onto any such property any Hazardous Materials or any toxic wastes, substances or materials (including asbestos) in violation of any Environmental Laws, and neither West nor any West Subsidiary, nor to West's knowledge, any tenant of such property, has used any such property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws which would, alone or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), results of operations or prospects of West and the West Subsidiaries, taken as a whole, or prevent, hinder or materially delay the ability of West to consummate the transactions contemplated by this Agreement.

         Section 4.17 INSURANCE. West or the West Subsidiaries maintain insurance coverage for West and the West Subsidiaries and their respective properties and assets of the types and in amounts typical of similar companies engaged in the respective businesses in which West and the West Subsidiaries are engaged. All such insurance policies (a) are in full force and effect, and with respect to all policies neither West nor any West Subsidiary is delinquent in the payment of any premiums thereon, and no notice of cancellation or termination has been received with respect to any such policy, and (b) are sufficient for compliance with all requirements of law and of all agreements to which West or the West Subsidiaries are a party or otherwise bound and are valid, outstanding, collectable, and enforceable policies and will remain in full force and effect through the Closing Date, except, in the case of either clause (a) or (b), in such manner as would not, alone or in the aggregate, be reasonably expected to have a material adverse effect on the business, operations properties, assets, condition (financial or other), results of operations or prospects of West and West Subsidiaries, taken as a whole or prevent, hinder or materially delay the ability of the West Merging Entities to consummate the transactions contemplated by this Agreement. Neither West nor any West Subsidiary has received written notice within the last 12 months from any insurance company or board of fire underwriters of any defects or inadequacies that would materially adversely affect the insurability of, or cause any material increase in the premiums for insurance covering, either West or any West Subsidiary or any of their respective properties or assets that have not been cured or repaired to the satisfaction of the party issuing the notice.

         Section 4.18 BROKERS AND FINDERS. West has not employed any broker, finder, other intermediary, or financial advisor in connection with the transactions contemplated by this Agreement that would be entitled to any brokerage, finder's or similar fee or commission, or financial advisory fee, in connection with this Agreement or the transactions contemplated hereby, other than Goldman, Sachs & Co., whose fees and expenses will be paid by West.

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

         Section 4.19 INVESTMENT COMPANY ACT. None of West nor any of the West Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         Section 4.20 HSR ACT. For purposes of determining compliance with the HSR Act, West confirms that, except for the business of West Management Company, the conduct of its businesses consists solely of investing in, owning, operating and developing real estate for the benefit of its shareholders.

         Section 4.21 STATE ANTITAKEOVER LAWS NOT APPLICABLE. By virtue of provisions in West's Declaration of Trust, Bylaws or resolutions of the West Board validly adopted under Section 3-603(e)(1) or Section 3-702(b) of the Corporations and Associations Article of the Annotated Code of Maryland ("MGCL"), neither Section 3-602 of the MGCL nor Subtitle 7 of the MGCL (Sections 3-701 through 3-709 of the MGCL) applies to this Agreement or the Merger or the other transactions contemplated hereby. Other than Section 3-602 and Subtitle 7 of the MGCL, no state takeover statute or similar statute or regulation of the State of Maryland (and, to the knowledge of West, of any other state or jurisdiction) applies or purports to apply to this Agreement or the Merger or other transactions contemplated hereby.

         Section 4.22 REQUIRED WEST VOTE. The West Shareholders Approval, being the affirmative vote of outstanding shares of West Voting Stock that are entitled to cast a majority of the votes on the matter of the holders of any class or series of the securities of the West Merging Entities necessary to approve this Agreement, the East/West Merger and the other transactions contemplated hereby.

         Section 4.23 BOARD RECOMMENDATION. The West Board, at a meeting duly called and held, has by a unanimous vote of those trustees present (who constituted 100% of the trustees then in office), (i) determined and declared that this Agreement and the transactions contemplated hereby, including the East/West Merger, are advisable and fair to and in the best interests of West and the shareholders of West and (ii) resolved to recommend that the holders of West Voting Stock approve this Agreement and the transactions contemplated herein, including the East/West Merger.

         Section 4.24 OPINION OF FINANCIAL ADVISOR. A special committee of the West Board has received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the Merger Consideration in the East/West Merger is fair, from a financial point of view, to the holders of West Common Stock other than the Shareholder.

         Section 4.25 DISCLOSURE. No representation or warranty contained in this Article IV, as qualified by the West Disclosure Schedule, or in any Schedule or Exhibit hereto or any closing certificate furnished or to be furnished by West to East pursuant to this Agreement or in connection with the Merger contains any untrue statement of a material fact, or, to the knowledge of West, omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 4.26 DEFINITION OF WEST'S KNOWLEDGE. All references in this Agreement to "West's knowledge" or words of similar import shall refer only to the actual knowledge of those persons identified in the West Disclosure Schedule and shall not be construed to refer to the knowledge of any other officer, agent or employee of West or any affiliate thereof. There shall be no personal liability on the part of any of the persons identified in the West Disclosure Schedule arising out of any representations or warranties made herein. Without limiting the foregoing, in no event shall the knowledge of Shareholder or any of its agents, officers or employees be attributed to West.


                                   ARTICLE V.

                    CONDUCT OF BUSINESSES PENDING THE CLOSING

         Section 5.1 CONDUCT OF BUSINESS BY EAST. From the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), East shall, and shall cause the East Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use their reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, lessors, lessees, and others having business dealings with them, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, East shall not, and shall not permit any of the East Subsidiaries to, without the prior consent of the West:

         (a) (i) except as contemplated by Section 5.3, or as disclosed in the East Disclosure Schedule with respect to dividends by East Management Company, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned East Subsidiary to its parent and the declaration and payment by East of regular quarterly cash dividends on East Common Stock in an amount not in excess of $.44 per share and regular quarterly cash dividends on East Class B Common Stock in an amount not exceeding $.54 per share, and the payment by East Operating Partnership of (A) regular quarterly distributions on its units of partnership interest in an amount not exceeding $.44 per unit to holders of limited partnership interest other than 8.125% Series A Cumulative Redeemable Preferred Units of East Operating Partnership,
(B) regular quarterly distributions to the holders of 8.125% Series A Cumulative Redeemable Preferred Units of East Operating Partnership in accordance with their terms and (C) quarterly distributions to East, as general partner, in accordance with the terms of the East Organizational Documents, in each case with usual record and payment dates for such dividends or distributions in accordance with East's past dividend practices, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of East or any East Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, in each case other than in accordance with East's Long-Term Omnibus Plan or as set forth in the East Disclosure Schedule;

         (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any East Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents
(including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of East Common Stock (other than (y) the issuance of East Common Stock upon the exercise of East Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to East's 401(k) Savings Plan and in accordance with its terms or (z) with respect to anticipated issuances set forth in the East Disclosure Schedule, such issuances being referred to herein as "East Permitted Changes");

         (c) amend its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents, except as contemplated by this Agreement or as required to allow for the consummation of the Merger;

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof except for acquisitions involving single asset entities where such acquisitions are permitted by Section 5.1(g);

         (e) sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, alone or in the aggregate, to East and the East Subsidiaries, taken as a whole, except sales, leases, mortgages, or other encumbrances or Liens of properties or assets in the ordinary course of business consistent with past practice;

         (f) except in connection with financing for the acquisition and development of properties as permitted in Section 5.1(g), (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of East or any East Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to East or any direct or indirect wholly owned East Subsidiary;

         (g) acquire or agree to acquire any assets that are material, alone or in the aggregate, to East and the East Subsidiaries, taken as a whole, or make or agree to make any capital expenditures except in either case in the ordinary course of business consistent with past practice or in connection with the acquisition or development of properties referred to in the East Disclosure
Schedule; pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, and (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of East included in the East SEC Documents, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

         (h) adopt or amend in any material respect (except as may be required by law or as contemplated by this Agreement) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee; increase the compensation or fringe benefits of any director, employee or former director or employee, other than increases for current employees in the ordinary course of business consistent with past practice; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under any severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under the East Benefit Plans as in effect on the date of this Agreement;

         (i) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

         (j) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied;

         (k) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability; or

         (l) authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 5.2 CONDUCT OF BUSINESS BY WEST. From the date of this Agreement to the Effective Time (except as otherwise specifically required by the terms of this Agreement), West shall, and shall cause the West Subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use their reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, lessors, lessees, and others having business dealings with them, to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, West shall not, and shall not permit any of West Subsidiaries to, without the prior consent of East:

         (a) (i) except as contemplated by Section 5.3, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned West Subsidiary to its parent and the declaration and payment by West of regular quarterly cash dividends on West Common Stock in an amount not in excess of $.1925 per share and regular quarterly cash dividends on West Series A Preferred Stock and West Series B Preferred Stock in amounts not exceeding $.1795 and $.1925, respectively, per share, in each case with usual record and payment dates for such dividends or distributions in accordance with West's past dividend practices, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of West or any West Subsidiary or any other securities thereof or any rights, warrants, or options to acquire any such shares or other securities in each case other than as set forth in the West Disclosure Schedule or pursuant to the terms of the West Share Incentive Plan;

         (b) except as set forth in the West Disclosure Schedule, authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any West Subsidiary, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), or contractual obligation valued or measured by the value or market price of West Common Stock (other than the issuance of West Common Stock upon the exercise of West Stock Options outstanding on the date of this Agreement and in accordance with their present terms or pursuant to West's 401(k) Savings Plan and in accordance with its terms, such issuances being referred to herein as "West Permitted Changes");

         (c) amend its Declaration of Trust or bylaws, except as contemplated by this Agreement or as required to allow for the consummation of the Merger;

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association, or other business organization or division thereof;

         (e) except as set forth in the West Disclosure Schedule, sell, lease, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material, alone or in the aggregate, to West and the West Subsidiaries, taken as a whole, except sales, leases, mortgages, or other encumbrances or Liens of properties or assets in the ordinary course of business consistent with past practice;

         (f) except as permitted in Section 5.2(g) or as set forth in the West Disclosure Schedule and except in connection with financing for the acquisition and development of properties set forth in the West Disclosure Schedule (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of West or any West Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to West or any direct or indirect wholly owned West Subsidiary;

         (g) acquire or agree to acquire any assets that are material, alone or in the aggregate, to West and the West Subsidiaries, taken as a whole, or make or agree to make any capital expenditures, in either case except in the ordinary course of business consistent with past practice or in connection with the acquisition or development of properties referred to in the Disclosure Schedule; pay, discharge or satisfy any claims (including claims of shareholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of
(i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their terms as in effect on the date hereof, and (ii) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated audited financial statements (or the notes thereof) of West or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, contract or other document, other than in the ordinary course of business consistent with past practice;

         (h) adopt or amend in any material respect (except as may be required by law or as contemplated by this Agreement) any bonus, profit sharing, compensation, share option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director, trustee, or former director, trustee, or employee; increase the compensation or fringe benefits of any director, trustee, employee or former director, trustee or employee, other than increases for current employees in the ordinary course of business consistent with past practice; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under any severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under the West Benefit Plans as in effect on the date of this Agreement;

         (i) change any material accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles promulgated following the date hereof;

         (j) take any action that would, or is reasonably likely to, result in any of its representations and warranties in this Agreement becoming untrue, or in any of the conditions to the Merger set forth in Article VII not being satisfied;

         (k) except in the ordinary course of business and consistent with past practice, make any tax election or settle or compromise any federal, state, local or foreign income tax liability; or

         (l) authorize any of, or commit or agree to take any of, the foregoing actions.

         Section 5.3 COORDINATION OF DIVIDENDS. West and East shall coordinate with each other regarding the payment of dividends with respect to West Voting Stock and East Common Stock after the date hereof, it being the intention of the parties that (a) West shall pay whatever preclosing dividends shall be necessary to avoid jeopardizing its status as a "real estate investment trust" under the Code, (b) the shareholders of East and West shall be treated fairly in order to avoid any "windfall" preclosing dividends, and (c) except as may be necessary to accomplish the foregoing, holders of West Voting Stock and East Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of West Voting Stock or East Common Stock or any shares of East Common Stock that any such holder receives in exchange for shares of West Voting Stock in the Merger.

         Section 5.4  NO SOLICITATION.

         (a) Neither East nor any of the East Subsidiaries shall, nor shall East or any of the East Subsidiaries authorize or permit any of its or their officers, directors, agents, representatives, advisors or subsidiaries to, directly or indirectly (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of East or any of the East Subsidiaries (other than in the ordinary course of business) or of over 9.8% of any class of equity securities of East or any of the East Subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 9.8% or more of any class of equity securities of East or any of the East Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving East or any of the East Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "East Alternative Proposals") or agree to or endorse any East Alternative Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit East from (i) furnishing information concerning East and its businesses, properties or assets (pursuant to an appropriate confidentiality agreement customary under the circumstances) to a third party who has made an unsolicited East Alternative Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited East Alternative Proposal, (iii) following receipt of an unsolicited East Alternative Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders, (iv) following receipt of an unsolicited East Alternative Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 6.5, and/or (v) engaging in discussions or negotiations with Shareholder or its controlling affiliates regarding an unsolicited East Alterative Proposal from a third party, but in each case referred to in the foregoing clauses (i) through (iv) (not in the case of the foregoing clause (v)) only if and to the extent that the East Board shall have concluded in good faith, after consulting with and considering the advice of outside counsel, that such action is required by the East Board in the exercise of its legal duties to the shareholders of East under applicable law; provided, further, that the Board of Directors of East shall not take any of the foregoing actions referred to in clauses (i) through (iv) (but not clause (v)) until after giving at least one business day's advance notice to West with respect to any of the actions specified in the foregoing clauses (i) through (iv) that it shall take. In addition, if the East Board receives an unsolicited East Alternative Proposal, then East shall promptly inform West in writing of the material terms of such proposal and the identity of the person (or group) making it. East will immediately cease and cause to be terminated all existing activities, discussions or negotiations, if any, with any parties (other than Shareholder) conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4(a) by any director or executive officer of East or any of its subsidiaries or by any investment banker, financial adviser, attorney, accountant, or other representative of East or any of its subsidiaries shall be deemed to be a breach of this Section by East.

         (b) Neither West nor any of the West Subsidiaries shall, nor shall West or any of the West Subsidiaries authorize or permit any of its or their officers, trustees, directors, agents, representatives, advisors or subsidiaries to, directly or indirectly (a) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate the submission of inquiries, proposals or offers from any person relating to any acquisition or purchase of a substantial amount of assets of West or any of the West Subsidiaries (other than in the ordinary course of business) or of over 9.8% of any class of equity securities of West or any of the West Subsidiaries or any tender offer (including a self tender offer) or exchange offer that if consummated would result in any person beneficially owning 9.8% or more of any class of equity securities of West or any of the West Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving West or any of the West Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "West Alternative Proposals") or agree to or endorse any West Alternative Proposal, or (b) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the foregoing shall not prohibit West from (i) furnishing information concerning West and its businesses, properties or assets (pursuant to an appropriate confidentiality agreement customary under the circumstances) to a third party who has made an unsolicited West Alternative Proposal, (ii) engaging in discussions or negotiations with a third party who has made an unsolicited West Alternative Proposal, (iii) following receipt of an unsolicited West Alternative Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or otherwise making disclosure to its shareholders,
(iv) following receipt of an unsolicited West Alternative Proposal, failing to make or withdrawing or modifying its recommendation referred to in Section 6.5, and/or (v) engaging in discussions or negotiations with Shareholder or its controlling affiliates regarding an unsolicited West Alterative Proposal from a third party, but in each case referred to in the foregoing clauses (i) through
(iv) (not in the case of the foregoing clause (v)) only if and to the extent that the West Board shall have concluded in good faith, after consulting with and considering the advice of outside counsel, that such action is required by the West Board in the exercise of its legal duties to the shareholders of West under applicable law; provided, further, that the West Board shall not take any of the foregoing actions referred to in clauses (i) through (iv) (but not clause
(v)) until after giving at least one business day's advance notice to East with respect to any of the actions specified in the foregoing clauses (i) through
(iv) that it shall take. In addition, if the Board of Trustees of West receives an unsolicited West Alternative Proposal, then West shall promptly inform East in writing of the material terms of such proposal and the identity of the person (or group) making it. West will immediately cease and cause to be terminated existing activities, discussions or negotiations, if any, with any parties (other than Shareholder) conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.4(b) by any trustee or executive officer of West or any of its subsidiaries or by any investment banker, financial adviser, attorney, accountant, or other representative of West or any of its subsidiaries shall be deemed to be a breach of this Section by West.


                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         Section 6.1 ACCESS TO INFORMATION. Each of the parties shall afford to the other party and its respective accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of such party, as appropriate, and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received pursuant to the requirements of federal or state securities laws or filed with the SEC in connection with the transactions contemplated by this Agreement, and (b) such other information concerning its business, properties and personnel as shall be reasonably requested; provided that no investigation pursuant to this Section 6.1 shall affect any representation or warranty made herein or the respective conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby. Each party shall promptly advise each other party in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a material adverse effect on the business, operations, properties, assets, condition (financial or other), results of operations or prospects of such party or its subsidiaries taken as a whole.

         Section 6.2 REGISTRATION STATEMENTS AND PROXY STATEMENT AND PROSPECTUS. East shall file with the SEC as soon as is reasonably practicable after the date hereof the Proxy Statement and Prospectus, shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable, and shall take any action required to be taken under applicable state blue sky or securities laws in connection with the Merger. West and East shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by either of them in connection with this Section and shall cooperate with one another and use their respective reasonable best efforts to facilitate the expeditious consummation of the transactions contemplated by this Agreement.

         Section 6.3      LETTERS OF ACCOUNTANTS.

         (a) East shall use its reasonable best efforts to cause to be delivered to West two letters of KPMG Peat Marwick LLP, East's independent public accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to West, in form and substance reasonably satisfactory to West and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (b) West shall use its reasonable best efforts to cause to be delivered to East two letters of Price Waterhouse LLP, West's independent public accountants, one dated a date within two business days before the date on which the Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to East, in form and substance reasonably satisfactory to East and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         Section 6.4      LEGAL OPINIONS.

         (a) East shall use its reasonable best efforts to cause to be delivered to West at the East/West Closing an opinion of Foley & Lardner, counsel to East, with respect to the East

Merging Entities, as to due organization and existence, authorized capitalization, due authorization, consents (to such firm's knowledge), violations of law (to such firm's knowledge), litigation (to such firm's knowledge), the valid issuance of East Common Stock pursuant to this transaction, enforceability, and such other matters as counsel to West may reasonably request. (It being understood that the delivery of such opinion shall not be deemed a condition to the East/West Closing).

         (b) West shall use its reasonable best efforts to cause to be delivered to East at the East/West Closing an opinion of Mayer, Brown & Platt, counsel for West, with respect to West and the West Subsidiaries, as to due organization and existence, authorized capitalization, due authorization, consents (to such firm's knowledge), violations of law (to such firm's knowledge), litigation (to such firm's knowledge), enforceability and such other matters as counsel to East may reasonably request. (It being understood that the delivery of such opinion shall not be deemed a condition to the East/West Closing).

         Section 6.5 SHAREHOLDERS APPROVAL. As soon as practicable following the date upon which the Registration Statement is declared effective by the SEC, West shall use its reasonable best efforts to obtain the West Shareholders Approval, and East shall use its reasonable best efforts to obtain the East Shareholders Approval, including the requisite shareholder approval of the amendments to East's Articles of Incorporation necessary to consummate the Merger. The West Board and East Board shall recommend to their respective shareholders the approval of this Agreement and the Merger and the other transactions contemplated hereby; provided, however, that (a) prior to the meeting of shareholders of East, the East Board may withdraw, modify or amend such recommendation to the extent permitted by the first proviso to Section 5.4(a) and subject to compliance with Section 5.4(a), and (b) prior to the meeting of shareholders of West, the West Board may withdraw, modify or amend such recommendation to the extent permitted by the first proviso to Section 5.4(b) and subject to compliance with Section 5.4(b).

         Section 6.6 AFFILIATE AGREEMENTS. West shall use its reasonable best efforts to cause each principal executive officer, each Trustee, and each other person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (including Shareholder), of West to deliver to East on or prior to the Closing Date a written agreement (an "Affiliate Agreement") to the effect that such person will not offer to sell, sell or otherwise dispose of any East Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to East, is exempt from the registration requirements of the Securities Act.

         Section 6.7 EXCHANGE. East shall use its reasonable best efforts to effect, at or before the Closing Date, authorization for listing on the Exchange, upon official notice of issuance, the East Common Stock (i) to be issued in the Merger and (ii) which will be issuable upon conversion of East Series B Preferred Stock (including East Series B Stock issuable upon conversion of East Series A Preferred Stock) or redemption of units of limited partnership interest of East Operating Partnership issued pursuant to the Merger.

         Section 6.8 EXPENSES. Except as provided in Section 8.3, whether or not the Merger is consummated, all fees and expenses (including financial advisory and other professional services fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those fees and expenses incurred in connection with filing, printing and distributing the Proxy Statement and Prospectus shall be shared ratably by West and East in proportion to the number of copies of the Proxy Statement and Prospectus mailed by each.

         Section 6.9 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, the parties hereto shall cooperate and use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and under contracts giving rise to the East Required Consents or West Required Consents, to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts to identify and obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions (including, but not limited to, the East Required Statutory Approvals, West Required Statutory Approvals, any filings under federal and state securities laws and the HSR Act) and to lift any injunction or other legal bar to the transactions contemplated hereby (and, in such case, to proceed with such transactions as expeditiously as possible), subject, however, to obtaining the East Shareholders Approval and West Shareholders Approval. In addition, each of West and East agrees to use all reasonable efforts to cause each of the
East/West Merger and the Management Company Merger to qualify as a reorganization within the meaning of Section 368 of the Code, to cause the Operating Partnership Merger to qualify under Section 721 of the Code, to maintain the status of East as a "real estate investment trust" under the Code, and to obtain the tax opinions contemplated in Sections 7.1(e) and 7.1(f).

         Section 6.10 COORDINATION OF EMPLOYEE BENEFIT PLANS. West shall use its reasonable best efforts to take such actions as may be reasonably requested by East to facilitate decisions and subsequent actions by East to terminate or transition any of West's Benefit Plans, stock option plans and similar matters, including without limitation appropriate amendment of the West stock option plans. East shall use its reasonable best efforts to take such actions as may be necessary to modify East's stock option plan to permit the West senior executives identified on the West Disclosure Schedule to retain their stock options following termination of their employment upon consummation of the East/West Merger.

         Section 6.11 WEST NOMINEES TO EAST BOARD OF DIRECTORS. East shall use its reasonable best efforts to cause three members of the West Board of Directors designated by West in the West Disclosure Schedule to be added as additional members of the East Board of Directors immediately following the East/West Closing.

         Section 6.12 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to review and approval by the other parties, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable law, rule or regulation or any policy of the Exchange.

         Section 6.13 CORRECTIONS TO THE PROXY STATEMENT AND PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of the East Shareholders Approval and West Shareholders Approval, each of West and East shall correct promptly any information provided by it to be used specifically in the Proxy Statement and Prospectus and Registration Statement or relating to it and incorporated by reference into the Proxy Statement and Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement and Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement and Prospectus as so corrected to be disseminated to the shareholders of East and West, in each case to the extent required by applicable law.

         Section 6.14 UPDATED SCHEDULES. Each party shall deliver to the other party at least two days prior to the Closing Date updated schedules to this Agreement reflecting any changes in such party's scheduled items occurring from the date hereof to the Closing Date. No information provided to a party pursuant to this Section 6.11 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement.

         Section 6.15 STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, each of West and East shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its subsidiaries is a party. During such period, each of West and East shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any federal or state court having jurisdiction.

         Section 6.16     INDEMNIFICATION.

         (a) East agrees that all rights to indemnification and exculpation from liabilities or acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former trustees, directors or officers of West and the West Subsidiaries as provided in their respective declaration of trust or articles of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements or arrangements of West and the West Subsidiaries shall survive the Merger, shall be assumed and performed by East, and shall continue in full force and effect in accordance with their terms with respect to matters arising before the Effective Time. East shall pay any expenses of any indemnified person under this Section 6.16 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the FBCA upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the FBCA. In addition, from and after the Effective Time, trustees or officers of West who become directors or officers of East will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of East.

         (b) In the event that East or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of East will assume the obligations set forth in this Section.

         (c) The provisions of this Section 6.16 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The provisions of this Section 6.16 shall survive the Merger and are in addition to any other rights to which an indemnified party may be entitled. To the maximum extent permitted by law, all rights of indemnification for the benefit of any indemnified party shall be mandatory rather than permissive.


                                  ARTICLE VII.

                                   CONDITIONS

         Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS FOR EAST/WEST MERGER. The respective obligations of each party to effect the East/West Merger shall be subject to the fulfillment or waiver at or prior to the East/West Closing of the following conditions:

         (a) The other party shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the East/West Closing and the representations and warranties of the other party shall be true and correct in all material respects on and as of (i) the date made and (ii) the East/West Closing Date with the same effect as if made on that date; provided, however, that if any representation and warranty is already qualified in any respect by materiality or as to material adverse effect, the materiality qualification immediately before this proviso shall not apply; and the other party shall have delivered a certificate of its chief executive officer or a co-chairman to that effect;

         (b) Each of the West Shareholders Approval and the East Shareholders Approval (including the requisite approval by East's shareholders of the amendment to the East Articles of Incorporation set forth in the East/West Articles of Merger) shall have been obtained;

         (c)  The   Registration   Statement  shall  have  become  effective  in
accordance with the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission;

         (d) The shares of East Common Stock issuable in the East/West Merger or upon redemption of units of limited partnership interest in East Operating Partnership issued in connection with the East/West Merger or upon conversion of the East Preferred stock issued in the East/West Merger shall have been approved for listing on the Exchange, subject to notice of issuance;

         (e) Each of West, East and Shareholder shall have received a favorable opinion (in form and substance reasonably satisfactory to West, East and Shareholder, respectively) from Mayer, Brown & Platt to the effect that for United States federal income tax purposes (i) the East/West Merger will qualify as a reorganization within the meaning of Section 368 of the Code and that each of West and East will be a party to such reorganization within the meaning of
Section 368(b) of the Code, (ii) no gain or loss will be recognized by holders of West Common Stock, West Series A Preferred Stock or West Series B Preferred Stock except to the extent of cash received pursuant to the Merger or pursuant to the exercise of dissenters' rights, and (iii) no gain or loss will be recognized by East or West pursuant to the Merger. In providing the foregoing opinions, counsel may rely upon (i) customary factual representations made by West and East and (ii) the tax opinion of Foley & Lardner as described in
Section 7.1(f) below regarding the status of East as a "real estate investment trust" under the Code.

         (f) Each of West, East and Shareholder shall have received a favorable opinion (in form and substance reasonably satisfactory to West, East and Shareholder, respectively) from Foley & Lardner (who may rely upon customary factual representations made by West and East) to the effect that the consummation of the Merger and the performance of this Agreement will not jeopardize the status of East as a "real estate investment trust" under the Code;

         (g) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the East/West Merger shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted);

         (h) Each of the East Required Statutory Approvals described in Section 0(i) and (ii) and the West Required Statutory Approvals described in Section 0(i) and (ii) shall have been obtained and be in effect at the Closing;

         (i) Each of the East Required Consents which have been specifically identified as a mandatory precondition to closing of the East/West Merger in the East Disclosure Schedule and the West Required Consents which have been specifically identified as a mandatory precondition to closing of the East/West Merger in the West Disclosure Schedule, shall have been obtained and be in effect at the Closing;

         (j) The holders of more than 10% of the issued and outstanding West Voting Stock shall not have duly perfected a demand for dissenter's rights in accordance with the MGCL; and

         (k) Each party shall have received any additional documents that such party may reasonably require for the proper consummation of the East/West Merger.



                                  ARTICLE VIII.
                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1  TERMINATION.  This Agreement may be terminated at any time
prior  to  the  Effective  Time,   whether  before  or  after  approval  by  the
shareholders of West and East:

         (a) by mutual written consent of West and East;

         (b) by West or East, if the Merger shall not have been consummated on or before March 31, 1999 (the "Termination Date") (other than by reason of a breach by the party seeking to terminate this Agreement of its obligations hereunder);

         (c) by West or East,  if an  injunction,  order or decree  described in
Section 7.1(g) shall be in effect and shall have become final and nonappealable, provided that the party seeking to terminate this Agreement has used its reasonable best efforts to have such injunction, order, or decree lifted;

         (d) unilaterally by West or East (i) if the other party (A) fails to perform any covenant or agreement in this Agreement in any material respect, and does not cure the failure in all material respects within 15 business days after the terminating party delivers written notice of the alleged failure or (B) fails to fulfill or complete a condition to the obligations of the terminating party (which condition is not waived) by reason of a breach by the non-terminating party of its obligations hereunder or (ii) if any condition to the obligations of the terminating party is not satisfied (other than by reason of a breach by that party of its obligations hereunder), and it reasonably appears that the condition cannot be satisfied prior to the Termination Date;

         (e) by West, if (1) East shall have exercised a right specified in the first proviso to Section 5.4(a) with respect to an East Alternative Proposal and shall, directly or through Representatives, continue discussions with any third party concerning such East Alternative Proposal for more than 15 business days after the date of receipt of such East Alternative Proposal; or (2) (A) an East Alternative Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to East which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (B) East shall not have rejected such proposal within 15 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed;

         (f) by East, if East validly exercises, pursuant to Section 5.4(a), the right specified in clause (iv) of the first proviso to Section 5.4(a);

         (g) by East, if (1) West shall have exercised a right specified in the first proviso to Section 5.4(b) with respect to a West Alternative Proposal and shall, directly or through Representatives, continue discussions with any third party concerning such West Alternative Proposal for more than 15 business days after the date of receipt of such West Alternative Proposal; or (2) (A) a West Alternative Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to West which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and (B) West shall not have rejected such proposal within 15 business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed; or

         (h) by West, if West validly exercises, pursuant to Section 5.4(b), the right specified in clause (iv) of the first proviso to Section 5.4(b);

provided,  however,  that any  termination  of this  Agreement  pursuant to this
Section 8.1 shall require the approval of the Special Committee of the Board of the terminating party.

         Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, as provided in Section 8.1, this Agreement shall forthwith become, void and there shall be no further obligation on the part of any party hereto or their respective officers or directors or trustees (except as set forth in this Section 8.2 and in Sections 6.8 and 8.3). Nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         Section 8.3    PAYMENT UPON CERTAIN TERMINATIONS.

         (a) In the event that this  Agreement is terminated by East pursuant to
Section 8.1(f), then, concurrently with any such termination, East shall pay West, in accordance with Section 8.4, a fee equal to $20 million by wire transfer of same day funds.

         (b) In the event that (A) a East Pre-Termination Alternative Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by West pursuant to Section 8.1(e) and (B) prior to the date that is 12 months after the date of such termination East enters into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any East Alternative Proposal, then East shall promptly, but in no event later than two business days after the date such agreement is entered into, pay West, in accordance with Section 8.4, a fee equal to $20 million by wire transfer of same day funds.

         (c) for purposes of Section 8.3(b), an "East Pre-Termination Alternative Proposal Event" shall be deemed to occur if an East Alternative Proposal shall have been made known to East or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an East Alternative Proposal. East acknowledges that the agreements contained in Section 8.3(a) and (b) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.3(a) and (b) constitute liquidated damages and not a penalty.

         (d) In the event that this  Agreement is terminated by West pursuant to
Section 8.1(h), then, concurrently with any such termination, West shall pay East, in accordance with Section 8.4, a fee equal to $20 million by wire transfer of same day funds.

         (e) In the event that (A) a West Pre-Termination Alternative Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated by East pursuant to Section 8.1(g) and (B) prior to the date that is 12 months after the date of such termination West enters into any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any West Alternative Proposal, then West shall promptly, but in no event later than two business days after the date such agreement is entered into, pay East, in accordance with Section 8.4, a fee equal to $20 million by wire transfer of same day funds.

         (f) For purposes of Section 8.3(e), a "West Pre-Termination Alternative Proposal Event" shall be deemed to occur if a West Alternative Proposal shall have been made known to West or has been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a West Alternative Proposal. West acknowledges that the agreements contained in Section 8.3(d) and (b) are an integral part of the transactions contemplated by this Agreement, and that the amounts to be paid pursuant to Section 8.3(d) and (b) constitute liquidated damages and not a penalty.

         Section 8.4    PAYMENT OF TERMINATION AMOUNT.

         (a) In the event that West or East (for purposes of this Section, the "Paying Party") is obligated to pay an amount pursuant to Section 8.3 (the "Section 8.3 Amount"), the Paying Party shall pay to the other party hereto (for purposes of this Section, the "Receiving Party"), from the applicable Section
8.3 Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (m) the Section 8.3 Amount or (n) the sum of (1) the maximum amount that can be paid to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Receiving Party's certified public accountants, plus (2) in the event the Receiving Party receives either (X) a letter from the Receiving Party's counsel indicating that the Receiving Party has received a ruling from the U.S. Internal Revenue Service ("IRS") described in Section 8.4(b)(ii) or (Y) an opinion from the Receiving Party's counsel as described in Section 8.4(b)(ii), an amount equal to the Section 8.3 Amount less the amount payable under clause (1) above. To secure the Paying Party's obligation to pay these amounts, the Paying Party shall deposit into escrow an amount in cash equal to the Section 8.3 Amount with an escrow agent selected by the Receiving Party and on such terms (subject to Section 8.4(b)) as shall be agreed upon by the Receiving Party and the escrow agent. The payment of deposit into escrow of the Section 8.3 Amount pursuant to this

Section 8.4(a) shall be made on the date payment is due under Section 8.3 by wire transfer of same day funds.

         (b) The escrow agreement shall provide that the Section 8.3 Amount in escrow or any portion thereof shall not be released to the Receiving Party unless the escrow agent receives any one or combination of the following: (i) a letter from the Receiving Party's certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Receiving Party without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Receiving Party's accountants revising that amount, in which case the escrow agent shall release such amount to the Receiving Party, or (ii) a letter from the Receiving Party's counsel indicating that the Receiving Party received a ruling from the IRS holding that the receipt by the Receiving Party of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Receiving Party's legal counsel has rendered a legal opinion to the effect that the receipt by the Receiving Party of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.3 Amount to the Receiving Party. West agrees to amend this Section 8.4 at the request of the Receiving Party in order to (x) maximize the portion of the Section 8.3 Amount that may be distributed to the Receiving Party hereunder without causing the Receiving Party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Receiving Party's chances of securing a favorable ruling described in this Section 8.4(b) or (z) assist the Receiving Party in obtaining a favorable legal opinion from its counsel as described in this Section 8.4(b); provided that the Receiving Party's legal counsel has rendered a legal opinion to the Receiving Party to the effect that such amendment would not cause the Receiving Party to fail to meet the requirements of Section 856(c)(2) or (3) of the Code. The escrow agreement shall also provide that any portion of the
Section 8.3 Amount held in escrow for five years shall be released by the escrow agent to the Paying Party. The Paying Party shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

         (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Receiving Party is required to file suit to seek all or a portion of an amount pursuant to Section 8.3, it shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights hereunder, provided that payment of such expenses shall be subject to the limitations of Section 8.4(a) (determined as if such expenses were included in the Section 8.3 Amount).

         Section 8.5 AMENDMENT AND WAIVER. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto and in compliance with applicable law; provided, that, (a) this Agreement may not be amended in any material respect following the West Shareholders Approval or East Shareholders Approval; (b) at any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein (any agreement on the part of a party hereto to any such extension or waiver being valid if set forth in an instrument in writing signed on behalf of such party); and (c) the approval of each of the Special Committees shall be required for an amendment or modification of this Agreement and the approval of the Special Committee of the Board of the extending or waiving party shall be required for any extension by East or West of the time of the performance of any obligations or other acts of West or East and any waiver of any of West's or East's obligations under this Agreement.


                                   ARTICLE IX.

                               GENERAL PROVISIONS

         Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile with confirmed receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      If to West, to:

                  Pacific Retail Trust
                  8140 Walnut Hill Lane
                  Dallas, Texas  75231
                  Attention: Dennis H. Alberts
                  Fax: (214) 696-9512

                  with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, IL 60603
                  Attention:  Edward J. Schneidman
                  Fax: (312) 701-7711
                  and to:

                  Munger, Tolles & Olson LLP
                  355 South Grand Avenue, 35th Floor
                  Los Angeles, CA  90071-1560
                  Attention:  R. Gregory Morgan
                  Fax:  (213) 687-3702

         (b)      If to East, to:

                  Regency Realty Corporation
                  121 West Forsyth Street, Suite 200
                  Jacksonville, FL  32202
                  Attention: Martin E. Stein, Jr.
                  Fax: (904) 634-3428

                  with a copy to:

                  Foley & Lardner
                  200 Laura Street
                  Jacksonville, FL  32202
                  Attention: Linda Y. Kelso
                  Fax: (904) 359-8700

                  and to:

                  Willkie Farr & Gallagher
                  One Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022
                  Attention:  Cornelius T. Finnegan, III
                  Fax:  (212) 728-8111

         Section 9.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws


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of the  State of  Florida  (without  giving  effect  to the  provisions  thereof relating to conflicts of law).

         Section  9.5   COUNTERPARTS.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Except as provided in
Section 6.16, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.7 LIMITATION OF LIABILITY. Any obligation or liability whatsoever of East or West which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, only out of East's or West's assets respectively. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         Section 9.8 NO PRESUMPTION AGAINST DRAFTER. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *













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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      PACIFIC RETAIL TRUST



                                      By: /s/ Dennis H. Alberts
                                               Print name:  Dennis H. Alberts
                                               Its:     President and
                                                        Chief Executive Officer




                                      REGENCY REALTY CORPORATION



                                      By: /s/ Martin E. Stein, Jr.
                                               Print name:  Martin E. Stein, Jr.
                                               Its:     Chairman and
                                                        Chief Executive Officer